EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Renovaro, Inc. Announces $10 million in Equity Committed

Los Angeles, June 14, 2024. Renovaro, Inc. (NASDAQ: RENB) (the “Company”) announces that it has $10 million in additional equity committed at a price per share of $1.4726 and 10 percent warrant coverage.

“We appreciate confidence in the Company demonstrated by the investors,” said the Hon. Mark Dybul, MD, CEO. “We believe this is only the beginning. We are hopeful to be able to secure additional financing such as, but not limited to, long-term loans, grants and subsidies from various US and European institutions for which the Company is eligible – potentially worth tens of millions of dollars.”

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties, including but not limited to the success or efficacy of our pipeline and platform. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “aims,” “intends,” “potential,” or similar expressions. Actual events or results may differ materially from those projected in any of such statements due to various uncertainties, including as set forth in Renovaro’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Renovaro Inc. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For media inquiries, please contact: karen@renovarocube.com

Source: Renovaro Inc.